UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

NEIGHBORCARE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 East Lee Street, Baltimore, Maryland 21202

(Address of principal executive offices/zip code)

Registrant’s telephone number, including area code: 410-752-2600

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were previously reported by NeighborCare, Inc. in its Current Report on Form 8-K/A furnished on November 4, 2003.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were updated by NeighborCare, Inc. in its Current Report on Form 8-K furnished on December 17, 2002, as follows, and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” contained in NeighborCare, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed on December 24, 2003:

NEIGHBORCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements presented below should be read in conjunction with “Management’s Discussion and Analysis of Pro Forma Financial Condition and Results of Operation” filed on Form 8-K/A on November 4, 2003.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 is presented as if the spin-off of GHC occurred on September 30, 2003 and the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2003 is presented as if the spin-off of GHC occurred on October 1, 2002.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our financial position and results of operations actually would have been for the periods presented if the spin-off occurred on October 1, 2002, nor do such financial statements purport to represent the results of future periods.  The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable and are described in the notes accompanying the unaudited pro forma condensed consolidated financial statements.  No changes in operating revenues and expenses have been made to reflect the results of any modifications to operations that might have been made had the spin-off of GHC been completed on the aforesaid effective dates for purposes of the pro forma results.

NEIGHBORCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2003

(IN THOUSANDS)

	Historical	Pro Forma
		Adjustments
	NeighborCare	Spin-off of GHC (1)	Other		NeighborCare

Assets:

Current assets	$685,597	$(265,173)	$(30,457	)(2)(3)(4)	$389,967
Property and equipment, net	751,996	(673,167)	—		78,829
Goodwill	339,741	(2,953)	—		336,788
Other assets	163,441	(134,528)	6,800	(2)	35,713
Total assets	$1,940,775	$(1,075,821)	$(23,657)		$841,297

Liabilities and Shareholders’ Equity:
Current liabilities	$240,986	$(168,456)	$(4,225	)(3)	$68,305
Long-term debt, excluding current maturities	591,484	(254,193)	(81,043	)(3)(4)	256,248
Other liabilities	145,311	(74,624)	—		70,687
Redeemable preferred stock	46,831	—	—		46,831
Shareholders’ equity	916,163	(578,548)	61,611	(2)(4)	399,226
Total liabilities and shareholders’ equity	$1,940,775	$(1,075,821)	$(23,657)		$841,297

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEIGHBORCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Historical	Pro Forma
		Adjustments
	NeighborCare	Spin-off of GHC (1)	Other		NeighborCare

Net revenues	$2,648,979	$(1,325,274)	$—		$1,323,705

Expenses:
Operating expenses	2,410,008	(1,166,467)	(31,784	)(5)	1,211,757
Strategic planning, severance and other related costs	28,286	—	—		28,286
Net gain from break-up fee and other settlements	(11,337)	1,123	—		(10,214)
Lease expense	28,224	(27,920)	—		304
Depreciation and amortization expense	66,384	(39,626)	133	(6)	26,891
Interest expense	40,917	(17,579)	(5,130	)(7)	18,208

Income from continuing operations before income tax expense, equity in net income of unconsolidated affiliates and minority interests	86,497	(74,805)	36,781		48,473

Income tax expense	28,674	(24,731)	13,207	(8)	17,150

Income from continuing operations before equity in net income of unconsolidated affiliates and minority interests	57,823	(50,074)	23,574		31,322
Equity in net income of unconsolidated affiliates	1,184	(794)	—		390
Minority interests	(5,194)	307	—		(4,887)
Income from continuing operations before preferred stock dividends	53,813	(50,561)	23,574		26,825

Preferred stock dividends	2,701	—	—		2,701
Income from continuing operations	$51,112	$(50,561)	$23,574		$24,125

Per common share data from continuing operations:

Basic earnings per share	$1.25				$0.59
Diluted earnings per share	$1.25				$0.59

Basic weighted average common shares outstanding	40,756				40,756
Diluted weighted average common shares outstanding (historical)	43,010				NA
Diluted weighted average common shares outstanding (pro forma)	NA				40,757

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEIGHBORCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General note:

These unaudited pro forma condensed consolidated financial statements reflect all adjustments that, in the opinion of management are necessary to present fairly the pro forma financial position as of September 30, 2003, and the pro forma results of operations for the year ended September 30, 2003. These adjustments are described below.

The pro forma adjustments exclude estimated incremental costs associated with being an independent public company and the loss of certain synergies and benefits of economies of scale that existed prior to the spin-off of GHC. In addition, the pro forma operating expense adjustment (see footnote 5) was prepared using certain allocations of former Genesis Health Ventures, Inc. corporate general and administrative expenses that existed prior to the spin-off of GHC.  However, we believe that on a separate company basis, NeighborCare will incur approximately $6 million of additional operating expenses and reduced interest income beyond the levels allocated for purposes of presenting these pro forma financial statements.  We estimated these costs in connection with the preparation of our detailed operating budget for the forthcoming year.

The pro forma cash balance of $93.5 million, which is included in current assets, includes approximately $30.0 million of cash that is expected to be used to finance professional and other costs that are incidental to the spin-off of GHC. Consequently, such cash is not available for our general working capital and other needs.

(1)          Represents the carrying value of the assets and liabilities of GHC’s business to be distributed to our shareholders and the related revenues and direct expenses of such businesses after adjustments for intercompany revenue transactions of $78.0 million.

(2)          Represents the capitalization of $10 million of direct financing costs in connection with the new debt agreements entered into by NeighborCare, offset by the write-off of $3.2 million of unamortized deferred financing costs related to indebtedness that was repaid.  The $10 million of new financing fees were financed with available cash.

September 30, 2003
(in thousands)
Current assets (cash)	$(10,000)
Other assets	6,800
$(3,200)

Shareholders’ equity	$(3,200)

(3)          Represents:

	Current maturities of long-term debt	Long-term debt	Total debt
		(in thousands)
Repayment of NeighborCare historical debt	$(4,225)	(245,775)	(250,000)
Borrowings under new senior subordinated notes	—	250,000	250,000
Net debt proceeds (cash)	$(4,225)	$4,225	$—

In October 2003, we issued 6.875% senior subordinated notes in an aggregate principal amount of $250 million with a term of 10 years.  We subsequently entered into a senior credit facility that provides a revolving credit facility of $100 million with a five year maturity.  The revolving credit facility has a rate of interest of LIBOR plus 2.25% on any borrowings there under, and we are required to pay a commitment fee of 0.50% on any unused portion thereof.

(4)          Represents the transfer of $64.8 million of net proceeds from GHC ($284.7 million of proceeds less funds used for repayment of GHC allocated debt of $219.9 million) and the utilization of $20.5 million of cash on hand to repay existing indebtedness of NeighborCare.

Year ended September 30, 2003
(in thousands)

Current assets (cash)	$(20,457)
(20,457)

Long-term debt	(85,268)
Shareholders’ equity	64,811
$(20,457)

(5)          Represents the estimated reduction in general and administrative expenses following the spin-off of GHC.

Year ended September 30, 2003
(in thousands)

Operating expenses	$(31,784)

(6)          Represents the amortization of deferred financing fees and expenses related to the issuance of the senior subordinated notes and the senior credit facility, offset by reduced historical amortization of deferred financing fees written-off following the repayment of the existing indebtedness.

Year ended September 30, 2003
(in thousands)
Historical financing fee amortization	(984)
New financing fee amortization	1,117
133

(7)          Reflects the change in estimated interest expense based upon the pro forma debt structure of NeighborCare assuming a weighted average interest rate of 7%.

Year ended September 30, 2003
(in thousands)
Interest expense as reported after elimination of GHC	(23,338)
Interest expense under new capital structure ($260.1 million at 7%)	18,208
(5,130)

(8)          Income tax expense is reported at an estimated effective tax rate of 39%.

NEIGHBORCARE, INC. (F/K/A GENESIS HEALTH VENTURES, INC.)

FINANCIAL HIGHLIGHTS (UNAUDITED)

Reconciliation of pro forma income from continuing operations to pro forma EBITDA as reported and as adjusted (in thousands)

Year ended September 30, 2003

Pro forma income from continuing operations	$24,125
Add back:
Preferred stock dividends	2,701
Equity in net income of unconsolidated affiliates	(390)
Minority interests	4,887
Income tax expense	17,150
Interest expense	18,208
Depreciation and amortization expense	26,891
Pro forma EBITDA - as reported	$93,572
Strategic planning, severance and other related costs (1)	28,286
Net gain from break-up fee and other settlements (2)	(10,214)
NCS financing cost with pharmacy supplier (included in operating expenses) (2)	601
Pro forma EBITDA - as adjusted	$112,245

(1) - The strategic planning, severance and other related costs have been attributed to NeighborCare’s operations because such costs were incurred in an effort to transform NeighborCare to a pharmacy based business.  These costs include: severance and other costs associated with changes in NeighborCare’s executive leadership, severance related to an expense reduction program, costs associated with the tendering of NeighborCare’s employee stock options, advisory and professional fees associated with the transformation of NeighborCare to a pharmacy based business (including the spin-off) and other costs incidental to these initiatives.  NeighborCare has excluded these costs from the calculation of pro forma EBITDA as adjusted because management does not view an event, such as a shift in strategy and business profile, as likely to occur in the foreseeable future.

(2) - The net gain from break-up fee and other settlements, and the NCS financing costs with pharmacy supplier are principally from the gains and costs associated with an attempted pharmacy acquisition.  NeighborCare has excluded this gain from the calculation of pro forma EBITDA as adjusted because management does not view such an event as likely to occur in the foreseeable future.

(c)	Exhibits. None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2004	NEIGHBORCARE, INC.

	By:	/s/ Richard W. Sunderland, Jr.

		Name:	Richard W. Sunderland, Jr.
		Title:	Senior Vice President and Chief Financial Officer